EXHIBIT 1
THE
BANK                              Payment Date:   12/26/96
NEW YORK                          Accrual Period: 11/25/96 thru 12/25/96

101 Barclay Street, 12E

New York, NY 10286
Attn: Leslie Gaskill, MBS Unit
      (212) 815-2793



                                 GREENWICH CAPITAL ACCEPTANCE, INC.
                         Mortgage Pass-Through Certificates, Series 1996-CHL1
                                 Countrywide Home Loans, as Servicer

         Class                                 Current Payment Information
      Information             Beg
                         Certificate/      Pass       Principal      Interest     Total
    Type         Name    Notional Bal.  Thru Rate     Dist. Amt.     Dist. Amt.   Dist.
  Senior        A       177,503,478.38   5.787500%   5,862,519.59   884,620.63    6,747,140.22
Subordinate     B-I0    179,495.956.97   3.361992%            n/a         0.00            0.00
  Residual      R                 0.00   0.000000%            n/a         0.00            0.00

  Totals        -       177,503,478.38         -     5,862,519.59   884,620.63    6,747,140.22

(table continued)

Class Information       Factors per $1,000      Current Payment Information     Factors per $1,000
                        End Certificate       Principal        Interest     Ending
                        Notional Bal.         Dist.            Dist.        Cert. Bal.
    Type       Name
   Senior      A        171,640,958.79         31.1893699        4.7062973    913.1523177
 Subordinate   B-I0     174,117,679.66           .0000000         .0000000    926.3287962
  Residual     R        n/a                      .0000000         .0000000       .0000000

   Totals               171,640,958.79         31.1893699        4.7062973     35.8956672


         Class                                                               Losses and Unpaid Amounts
      Information              Original Certificate Information
                                                                                                Unpaid
                                                                Carry Forward    Interest       Interest
Class Code     Name      Cert. Bal.     Pass Thru     Cusips        Amount      Shortfalls      Shortfalls
              A        187,965,310.34    5.818750%    396782ES9       0.00        0.00                  0.00
              B-IO     187,965,310.34    3.165104%          n/a        n/a        0.00          2,402,431.26
              R                  0.00    0.000000%          n/a        n/a         n/a          n/a

Totals         -       187,965,310.34           -             -          -           -            -


  P&S Ref.               ENDING COLLATERAL INFORMATION
 Sec. 4.05
            Aggregate stated principal balance       174,117,679.66
            Loan count                                         1684
            Weighted average remaining term                  353.00
            Weighted average coupon rate                  9.819492%




P&S Ref.         FEES & ADVANCES
                                        SERVICER        INSURER
Sec. 4.05
            Monthly fees                74,789.98       25,146.33
            Advances (this period)      97,795.38
            Recoveries (this period)         0.00
            Outstanding advances       171,448.33


P&S Ref.        OTHER INFORMATION
Sec. 4.05
            Available funds                            6,772,286.55
            Insured payments                                   0.00
            Aggregate prepayments                      5,287,755.08
            Required subordination amount              5,638,959.31
            Subordination deficit                              0.00
            Class B-IO optimal interest dist amount      502,886.60


            Subordination increase amount                484,242.28

Lesser of:

(a)  Overcollateralization Deficiency Amount           3,646,480.72
(b)  Net Monthly Excess Cashflow:                        484,242.28
          Available Funds                              6,772,286.55
          Insurance Premium                               25,146.33
          Class A Interest Dist Amt                      884,620.63
          Class A Principal Dist Amt                   5,378,277.31


  P&S  Ref.                            DELINQUENCY INFORMATION (as of the Due Date)
 Sec. 4.05

                     Period                          Loan Count               Ending Stated Balance
                     ------                          ----------               ---------------------
            31-60 days                                   51                         5,318,976.40
            61-90 days                                   25                         2,951,040.62
            91+ days                                     11                         1,091,942.61
            In foreclosure                               16                         1,620,537.54

            Totals                                      103                        10,982,497.17
                                                        ===                        =============


P&S Ref.                        REO INFORMATION
Sec. 4.05            REO Date                          Loan Number           Ending Stated Balance
                    --------                        --------------------     ---------------------
                                                               --                        0.00
                                                               --                        0.00
                                                               --                        0.00
                                                               --                        0.00
                    Totals                                      0                        0.00
                                                                =                        ====

P&S Ref.                                   Liquidated Loan Information
Sec. 4.05

            Loan  Number       Stated Principal Balance              Realized Loss
            -----------        ------------------------              -------------
                     --                            0.00                      0.00
                     --                            0.00                      0.00
                     --                            0.00                      0.00
                     --                            0.00                      0.00

            Totals                                    0                      0.00
                                                      =                      ====